SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    August 15, 1996


                                 WPL Holdings, Inc.
             (Exact name of registrant as specified in its charter)


     Wisconsin                       1-9894                    39-1380265
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                222 West Washington Avenue, Madison, Wisconsin 53703 (Address of principal executive offices, including zip code)


                                 (608) 252-3311
                         (Registrant's telephone number)

   Item 5.     Other Events.

          On November 10, 1995, WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin ("WPL"), IES Industries Inc., a holding company incorporated under the laws of the State of Iowa ("IES"), and Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware ("IPC"), among others, entered into an Agreement and Plan of Merger, providing for the strategic three-way business combination of WPL, IES and IPC (hereinafter referred to as the "Merger"). In the Merger, WPL, as the surviving holding company, will change its name to Interstate Energy Corporation ("Interstate Energy"). On May 22, 1996, the Agreement and Plan of Merger was amended to increase the exchange ratio pursuant to which the outstanding shares of common stock, no par value, of IES (the "IES Common Stock") would be converted into shares of common stock, par value $.01 per share, of Interstate Energy (the "Interstate Energy Common Stock") in the event a certain contingency was satisfied (which contingency has since been satisfied which resulted in the IES exchange ratio being increased from 0.98 to 1.01).

          On August 15, 1996, the Boards of Directors of WPL, IES and IPC authorized the execution and delivery of a second amendment to the Agreement and Plan of Merger increasing the IES exchange ratio from 1.01 to 1.14. The IES exchange ratio was adjusted in conjunction with the rejection by the IES Board of an unsolicited proposal made for IES by Des Moines, Iowa-based MidAmerican Energy Company. The parties subsequently entered into the second amendment, dated as of August 16, 1996, to the Agreement and Plan of Merger. As a result of the second amendment, the Agreement and Plan of Merger now provides that each outstanding share of IES Common Stock will be cancelled and converted into the right to receive
   1.14 shares of Interstate Energy Common Stock rather than the 1.01 shares of Interstate Energy Common Stock each outstanding share of IES Common Stock was entitled to receive under the terms of the Agreement and Plan of Merger as amended on May 22, 1996. The Merger Agreement continues to provide that each outstanding share of common stock, par value $3.50 per share, of IPC will be cancelled and converted into the right to receive
   1.11 shares of Interstate Energy Common Stock and that the outstanding shares of common stock, par value $.01 per share, of WPL will remain unchanged and outstanding as shares of Interstate Energy Common Stock. In this Current Report on Form 8-K, unless the context otherwise requires, all references to Interstate Energy Common Stock include, if applicable, the associated rights to purchase shares of such common stock pursuant to the terms of the Rights Agreement between WPL and Morgan Shareholder Services Trust Company, as Rights Agent thereunder, dated as of February 22, 1989.

          The Merger Agreement and the amendments thereto are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of certain revised provisions of the Merger Agreement, as amended, set forth above is qualified in its entirety by reference to that agreement and the amendments thereto.

   Item 7.     Financial Statements and Exhibits.

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Exhibits.

               The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              WPL HOLDINGS, INC.



   Date:  August 23, 1996               By:  /s/ Edward M. Gleason
                                             Edward M. Gleason
                                             Vice President, Treasurer and
                                               Corporate Secretary

                               WPL HOLDINGS, INC.

                            EXHIBIT INDEX TO FORM 8-K

                             Exhibit

    (2.1) Amendment No. 2 to Agreement and Plan of Merger, dated as of August 16, 1996, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company, WPLH Acquisition Co. and Interstate Power Company.

    (2.2) Amendment No. 1 to Agreement and Plan of Merger and
          Stock Option Agreements, dated as of May 22, 1996, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company, AMW Acquisition, Inc., WPLH Acquisition Co. and Interstate Power Company. [Incorporated by reference to Exhibit (2.1) to WPL Holdings, Inc. Current Report on Form 8-K, dated May 22, 1996]

    (2.3) Agreement and Plan of Merger, dated as of November
          10, 1995, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company and AMW Acquisition, Inc. [Incorporated by reference to Exhibit (2.1) to WPL Holdings, Inc.'s Current Report on Form 8-K, dated November 10, 1995]